UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 31, 2019
Date of Report (Date of earliest event reported)

TechnipFMC plc
(Exact name of registrant as specified in its charter)

England and Wales	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One St. Paul’s Churchyard London, United Kingdom	EC4M 8AP
(Address of principal executive offices)	(Zip Code)
+44 203 429 3950
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, $1.00 par value per share	FTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)    On May 31, 2019, upon the recommendation of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of TechnipFMC plc (the “Company”), the Board unanimously appointed Messrs. Olivier Piou and John Yearwood as directors of the Company, effective June 1, 2019. In addition, both will serve on the Nominating and Corporate Governance Committee; Mr. Piou will serve on the Strategy Committee; and Mr. Yearwood will serve on the Compensation Committee.
For their service, each of Messrs. Piou and Yearwood will receive compensation commensurate with that received by the Company’s other non-executive directors as disclosed under the caption “Director Compensation” in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 15, 2019, prorated to reflect their length of service in 2019. Such compensation is in accordance with the Company’s shareholder-approved Director Remuneration Policy.
On May 31, 2019, the Company issued a news release announcing the new director appointments, a copy of which is filed herewith as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description of Exhibit
99.1	News Release issued by TechnipFMC plc dated May 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc
Date: May 31, 2019	By:	/s/ Dianne B. Ralston
	Name:	Dianne B. Ralston
	Title:	Executive Vice President,
Chief Legal Officer and Secretary